Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF CKE INC.

CKE Inc. is a corporation organized and existing under the laws of the State of Delaware (the “Corporation”). The original Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on April 15, 2010, under the name of Columbia Lake Acquisition Holdings, Inc. A Certificate of Amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 27, 2010 to change the name of the Corporation from Columbia Lake Acquisition Holdings, Inc. to CKE Holdings, Inc. and on May 9, 2012 to change the name of the Corporation from CKE Holdings, Inc. to CKE Inc. This Amended and Restated Certificate of Incorporation of the Corporation (this “Restated Certificate”), which restates, integrates and further amends the Certificate of Incorporation (as the same was amended from time to time) in its entirety, was duly adopted by the board of directors of the Corporation (the “Board of Directors”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) to read as follows:

ARTICLE I

NAME

The name of the corporation is CKE Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the registered agent of the Corporation at such address is the Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.

ARTICLE IV

CAPITAL STOCK

A. The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000, divided into two classes: 10,000,000 shares of Preferred Stock, par value $.01 per share (hereinafter referred to as “Preferred Stock”); and 100,000,000 shares of Common Stock, par value $.01 per share (hereinafter referred to as “Common Stock”). Effective as of the close of business on the day that the Amended and Restated Certificate of Incorporation which contains this provision is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), each one (1) share of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically, without further action by the Corporation, any holder or any person having the right to acquire such shares, be subdivided into 492,444 shares of Common Stock (the “New Common Stock”). Any certificate or certificates representing Old Common Stock shall, from and after the Effective Time, be deemed to represent the number of shares of New Common Stock into which the shares of Old Common Stock have been subdivided. Each holder of record of a certificate or certificates representing outstanding shares of Old Common Stock shall be entitled to receive upon surrender of such certificate or certificates to the Corporation for cancellation, a certificate or certificates representing the number of shares of New Common Stock into which the shares of Old Common Stock have been subdivided.

B. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i)	the designation of the series, which may be by distinguishing number, letter or title;

(ii)	the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)	the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)	dates on which dividends, if any, shall be payable in respect of shares of the series;

(v)	the redemption rights and price or prices, if any, for shares of the series;

(vi)	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii)	whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(viii)	the rights of the holders of the shares of such series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation;

(ix)	restrictions on the issuance of shares of the same series or of any other class or series;

(x)	the voting powers, full or limited, or no voting powers, of the holders of shares of the series; and

(xi)	the manner in which any facts ascertainable outside of this Restated Certificate or the resolution or resolutions providing for the issuance of such series shall operate upon the voting powers, designations, preferences, rights, and qualifications, limitations, or restrictions of such series.

C. The shares of Common Stock shall be subject to the express terms of the shares of Preferred Stock and any series thereof. Except as may otherwise be provided in this Restated Certificate or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

D. Except as may otherwise be provided by law, in this Restated Certificate or in a Preferred Stock Designation, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of Preferred Stock and any series thereof shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

E. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS

A. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to any rights, powers and preferences of any outstanding shares of Preferred Stock and any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares held by them.

B. Subject to applicable law, and any rights, powers and preferences of any outstanding shares of Preferred Stock and any series thereof, the holders of shares of Common Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors out of funds lawfully available therefor.

ARTICLE VI

DIRECTORS

A. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Amended and Restated Bylaws of the Corporation, as they may be amended and/or restated from time to time (the “Bylaws”). Election of directors need not be by written ballot unless the Bylaws so provide.

B. The Board of Directors (other than those directors elected by the holders of shares of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof (the “Preferred Stock Directors”)) shall be divided into three classes, Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the entire Board of Directors. At each annual meeting of the stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders; provided, however, that each director initially appointed to Class I shall serve for an initial term expiring at the Corporation’s annual meeting of stockholders held in fiscal 2013, each director initially appointed to Class II shall serve for an initial term expiring at the Corporation’s annual meeting of stockholders held in fiscal 2014, and each director initially appointed to Class III shall serve for an initial term expiring at the Corporation’s annual meeting of stockholders held in fiscal 2015. If the number of directors (other than Preferred Stock Directors) is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

C. In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

(i)	to adopt, amend or repeal the Bylaws of the Corporation; and

(ii)	from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Restated Certificate or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

ARTICLE VII

STOCKHOLDER MEETINGS

A. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing of stockholders. Notwithstanding the foregoing, until such time as Apollo Management, L.P., Apollo Management VII, L.P. and any of their Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) (collectively, “Apollo”) beneficially own less than 50.1% of the total number of shares of Common Stock outstanding at any time, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

B. Special meetings of stockholders of the Corporation may be called only by the Board of Directors or the Chairperson of the Board of Directors, and not by the holders of a majority of the voting power of the then outstanding Common Stock. Notwithstanding the foregoing, until such time as Apollo beneficially owns less than 50.1% of the total number of shares of Common Stock outstanding at any time, special meetings of stockholders of the Corporation for any purpose or purposes may be called by the Board of Directors or the Chairperson of the Board of Directors, and shall be called by the Chief Executive Officer, the President or the Secretary of the Corporation at the written request of the holders of a majority of the voting power of the then outstanding Common Stock.

C. Advance notice of stockholder nominations for the election of directors and of the proposal by stockholders of any other action to be taken by the stockholders at a meeting shall be given in such manner as shall be provided in the Bylaws of the Corporation.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

A. A director of the corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

B. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to the limits created by the DGCL and applicable case law, with respect to actions for breach of duty to the Corporation, its stockholders, and others.

C. Any amendment, repeal or modification of any of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ARTICLE IX

CORPORATE OPPORTUNITY

The Corporation hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which Apollo or any of its members, directors, employees or other Affiliates (the “Apollo Group”) participates or desires or seeks to participate in (each, a “Business Opportunity”) other than a Business Opportunity that (a) is presented to an Apollo Group member solely in such person’s capacity as a director of the Corporation and with respect to which no other member of the Apollo Group independently receives notice or otherwise identifies such Business Opportunity prior to the Corporation becoming aware of such Business Opportunity or (b) is initially identified by the Apollo Group solely through the disclosure of information by or on behalf of the Corporation (each Business Opportunity other than those referred to in clause (a) or (b) is referred to as a “Renounced Business Opportunity”). No member of the Apollo Group shall have any obligation to communicate or offer any Renounced Business Opportunity to the Corporation, and any Member of the Apollo Group may pursue any Renounced Business Opportunity.

ARTICLE X

SECTION 203 OF THE DGCL

The Corporation elects not to be governed by Section 203 of the DGCL.

ARTICLE XI

AMENDMENT

Except as may be expressly provided in this Restated Certificate, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI.

ARTICLE XII

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or other acquiring any interest in any share of capital stock of the Corporation shall be deemed to have notice of and consent to the provisions of this Article XII.

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